SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No. ____)

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

| |  Preliminary Proxy Statement    | |  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Under Rule
     14a-12.

                           USA VIDEO INTERACTIVE CORP.
                 Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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

| |  Fee paid previously with preliminary materials:

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           USA VIDEO INTERACTIVE CORP.
                                 70 Essex Street
                            Mystic, Connecticut 06355


Dear Shareholder:

We invite you to attend our annual meeting of shareholders to be held on Thursday, June 28, 2001, in Providence, Rhode Island. At the meeting you will hear a report on our operations and have a chance to meet your directors and executives.

This mailing includes the formal notice of the meeting, the Report on Form 10-K to the Securities and Exchange Commission, and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the annual meeting. It also describes how the Board of Directors operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy promptly in the enclosed envelope.

To attend the meeting in person, please follow the instructions on page 2 of the Proxy Statement.

Sincerely yours,


Edwin Molina
President

May 23, 2001

                           USA VIDEO INTERACTIVE CORP.

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS


Time:    11:00 a.m., Eastern Time

Date:    June 28, 2001

Place:   Rhode Island Convention Center
         Meeting Room 551 A/B
         One Sabin Street
         Providence, Rhode Island 02903

Purpose:

          1.   To elect directors

          2.   To approve the 2001 Stock Option Plan.

          3. To ratify the appointment by the Board of Directors of Goldstein Golub Kessler LLP as the Company's independent auditors for the current fiscal year.

          4. To conduct any other business properly brought before the meeting.

Only shareholders of record at the close of the business on May 15, 2001 may vote at the annual meeting.

Your vote is important. Please complete, sign, date, and return your proxy promptly in the enclosed envelope.

                                              By Order of the Board of Directors



May 23, 2001                                  Anton J. Drescher, Secretary

                           USA Video Interactive Corp.

                                 Proxy Statement


GENERAL INFORMATION

This Proxy Statement is being sent to you in connection with the solicitation of proxies for the 2001 annual meeting of shareholders (the "Annual Meeting") by the Board of Directors of USA Video Interactive Corp. (the "Company," "USA Video," "we," or "us").

Who may vote

Only shareholders of the Company as recorded in our stock register at the close of business on May 15, 2001 (the "Record Date") may vote at the Annual Meeting. As of that date, there were 84,350,089 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

How to vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

How Proxies work

Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or not vote for the nominees for director named in this Proxy Statement. You may also vote for or against the proposals to approve the 2001 Stock Option Plan and to ratify the appointment of Goldstein Golub Kessler LLP as the Company's independent auditors or abstain from voting.

If you sign and return the enclosed proxy but do not specify how to vote, we will vote your shares in favor of the nominees for director named in this Proxy Statement and in favor of the other proposals described in this Proxy Statement. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. At the date this Proxy Statement went to press we did not know of any other matters to be raised at the Annual Meeting.

The persons named in the enclosed proxy are directors and officers of the Company and you may strike out the names of the persons whom you do not wish to act on your behalf. A shareholder has the right to appoint any person to attend and act for him or her at the Annual Meeting. A Shareholder desiring to appoint a person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided and striking out the printed names in the form of proxy or by completing another proxy. In either case, the proxy must be delivered to the offices of the Company's Transfer Agent, CIBC Mellon Trust Company, Suite 600, 333 7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z3.

You may receive more than one proxy depending on how you hold your shares. Shares registered in your name are covered by one proxy. If you hold shares through someone else, such as a bank or broker (that is, in street name) please refer to your proxy card or the information forwarded by your bank, broker or other holder of record for voting instructions. If you want to vote in person at the Annual Meeting, and you hold your shares in street name, you must obtain a proxy from your bank or broker and bring the proxy to the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about May 23, 2001.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the Annual Meeting, or by notifying our Secretary in writing at 70 Essex Street, Mystic, Connecticut 06355.

Quorum

To conduct the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be represented at the Annual Meeting, either by proxy or in person.

Votes needed

The three nominees for director receiving a plurality of the votes cast at the Annual Meeting or by proxy shall be elected. Approval of the proposals to approve the 2001 Stock Option Plan and to ratify the appointment of Goldstein Golub Kessler LLP requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept election, which is not anticipated, the persons acting as proxies will vote for the election of such other persons, if any, as the Board of Directors may recommend. If the Annual Meeting is adjourned, your shares may be voted by the proxies on the new meeting date unless you have revoked your proxy.

Only votes cast "for" or "against" a proposal are counted. Abstentions and broker non-votes (or votes withheld" in the election of directors) will not be counted, except for purposes of determining a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Attending in person

Only shareholders, their proxy holders, and USA Video's guests may attend the Annual Meeting.

If you hold your shares through someone else, such as a bank or a broker, send proof of your ownership to the Secretary at the address listed above, or you may bring proof of ownership with you in order to be admitted to the Annual Meeting
 . Acceptable proof could include an account statement showing that you owned USA Video shares on May 15, 2001.

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, email or fax. We will also reimburse banks, brokers and other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

                                     ITEM 1:
                              ELECTION OF DIRECTORS

         The board of directors has nominated all three of its current directors for election at the Annual Meeting. Each nominee elected as a director will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation or retirement. Set forth below for each nominee is his age and his position, if any, in the Company.

Name                   Age   Position                                Period of Service
----                   ---   --------                                -----------------
Edwin Molina           45    Director, Chief Executive Officer          Since 1998
                             and President

Anton J. Drescher      44    Director, Chief Financial Officer          Since 1994
                             and Secretary

Anthony J. Castagno    51    Director and Executive Vice President      Since 2000

Mr. Molina served as a Senior Administrator with the Company from June 1992 to June 30, 1998, when he was appointed President and Chief Executive Officer and elected a director. Mr. Molina was also a Senior Administrator with Adnet USA LLC, a private California company involved in Internet advertising, from May 1996 to June 1998.

Mr. Drescher has been Chief Financial Officer and a director of the Company since December 1994. Since 1997, he has been a director and until April 2001, when he was appointed President, Secretary/Treasurer of Future Link Systems Inc., a public company listed on the Canadian Venture Exchange, which was involved in the development of compression technology. Mr. Drescher has also been Director and Secretary/Treasurer of IQuest Networks Inc. (formerly Interlink Systems Inc. and Glassmaster Industries, Inc.), a public company listed on the Canadian Venture Exchange ("CDNX") involved in digital audio distribution, since 1996; President of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations since 1979; President of Harbour Pacific Capital Corp., a private British Columbia company involved in regulatory filings for businesses in Canada, since 1998; and, since 1991, a director and President of International Tower Hill Mines Limited, a public British Columbia company listed on the CDNX and involved in mineral exploration. Mr. Drescher has been a Certified Management Accountant since 1981.

Mr. Castagno joined the Company in 1999 as a Vice President. In April, 2000, he was appointed Executive Vice President and in June, 2000, was elected a director of USA Video. Mr. Castagno is also President of The Rowe Group, an independent consulting firm specializing in marketing, investor and media relations, which he founded in 1997. Prior to founding The Rowe Group, Mr. Castagno headed a three-state public relations and marketing organization for approximately 17 years for Northeast Utilities, a large public utility in the northeastern U.S.

     The Board of Directors has no reason to believe that any nominee will not serve if elected. If any nominee is unable to serve as a director, the shares represented by all valid proxies may be voted for the election for such other person(s) as the Board may recommend, unless the Board chooses to reduce the number of directors serving on the Board. Proxies will be voted FOR each nominee unless the shareholder specifies otherwise.

     The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named in this Proxy Statement.

Meetings of the Board Of Directors

     During 2000, the Board of Directors held a number of informal meetings, and took action by unanimous written consent on 15 occasions.

     The Board of Directors has an audit committee (the "Audit Committee"), which is currently comprised of two directors - Anton J. Drescher and Anthony J. Castagno. The Audit Committee met informally on a number of occasions during 2000. Because Mr. Drescher and Mr. Castagno are officers and shareholders of the Company, they are not considered to be "independent" under the listing standards of the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers. The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by its internal audit staff and by the independent auditors. Its duties include: (1) recommending the selection of independent auditors; (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (3) reviewing the organization and scope of the Company's internal system of audit and financial controls; (4) appraising the Company's financial reporting activities (including its Proxy Statement and Annual Report) and the accounting standards and principles followed; and (5) examining other reviews relating to compliance by employees with important Company policies and applicable laws. The Audit Committee has not adopted a written charter.

     The Board of Directors currently has no other committees.

Audit Committee Report

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. Goldstein Golub Kessler LLP, the Company's independent auditors for 2000, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Goldstein Golub Kessler LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). Goldstein Golub Kessler LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Goldstein Golub Kessler LLP that firm's independence.

     Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 and that Goldstein Golub Kessler LLP be appointed independent auditors for the Company for 2001. The foregoing report is provided by the following directors, who constitute the Audit Committee:

     Anton J. Drescher
     Anthony J. Castagno

                   SECURITY OWNERSHIP OF DIRECTORS, OFFICERS,
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of May 15, 2001 , the number of outstanding common shares of USA Video beneficially owned by (i) each person known to USA Video to beneficially own more than 5% of its outstanding common shares, (ii) each director, (iii) each nominee for director, (iv) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                                                                                      Percentage of
                                   Name                             Shares Owned          Class
-----------------------------------------------------------        --------------     -------------
Edwin Molina                                                        5,957,924 (1)          6.91%
Anton J. Drescher                                                   6,786,885 (2)          7.87%
Anthony J. Castagno                                                 2,716,700 (3)          3.18%
All Executive Officers & Directors as a Group (six persons)        16,736,509 (4)         18.58%
-----------------------------------------------------------        --------------     -------------

(1) Includes 1,200,000 shares underlying options and 660,000 shares underlying warrants that are currently exercisable. Mr. Molina's address is 70 Essex Street, Mystic, Connecticut.

(2) Includes 1,200,000 shares underlying options and 730,000 shares underlying warrants that are currently exercisable. Mr. Drescher's address is 70 Essex Street, Mystic, Connecticut.

(3) Includes 1,100,000 shares underlying options and 100,000 shares underlying warrants. Mr. Castagno's address is 70 Essex Street, Mystic, Connecticut.

(4)  Includes   4,225,000  shares   underlying   options  and  1,530,000  shares
     underlying warrants, including the shares described in footnotes (1), (2) and (3) in this table.

                     DIRECTOR AND EXECUTIVE COMPENSATION AND
                       OTHER TRANSACTIONS WITH MANAGEMENT

         The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer (CEO), and to other persons serving as executive officers of the Company as of December 31, 2000, whose salary and bonus for such year exceeded $100,000 (collectively, the "Named Executive Officers"), for the last three completed fiscal years.

                                                                              Long-Term Compensation
                                                               ------------------------------------------------------
                           Summary Compensation Table
                              Annual Compensation                       Awards                     Payouts
                    ------------------------------------------ ------------------------- ----------------------------
                                                    Other      Restricted  Securities
     Name and                                      Annual        Stock      Underlying      LTIP        All Other
Principal Position   Year   Salary       Bonus   Compensation   Award(s)   Options/SARs    Payouts     Compensation
------------------- ------- ------------ ------- ------------- ---------- -------------- ---------- -----------------
                                 $          $          $            $            $            $             $
Molina,              2000    $128,361      -0-     $500,000(4)      -0-          -0-          -0-           -0-
Edwin                1999    $120,999(1)   -0-     $200,665(5)      -0-       1,200,000       -0-           -0-
(CEO)                1998     $60,500(1)   -0-       $3,172(6)      -0-       1,300,000       -0-           -0-

Drescher,            2000    $120,000(2)   -0-     $500,000(7)      -0-         200,000       -0-           -0-
Anton                1999    $120,000(2)   -0-     $159,665(8)      -0-       1,000,000       -0-           -0-
(CFO)                1998     $77,270(2)   -0-       $3,172(9)      -0-       1,000,000       -0-           -0-

Castagno,            2000    $125,722      -0-     $125,000(10)     -0-       1,100,000       -0-           -0-
Anthony (EVP)        1999    $120,000(3)   -0-     $194,300(11)     -0-         250,000       -0-           -0-
------------------- ------- ------------ ------- ------------- ---------- -------------- ---------- -----------------

(1) Represents consulting fees paid to Mr. Molina for his services as an executive officer of the company.

(2) Represents consulting fees paid to Mr. Drescher through Harbour Pacific Capital Corp., a consulting firm wholly-owned by him, for his services as an executive officer of the Company.

(3) Represents consulting fees paid to Mr. Castagno for his services as an executive officer of the Company.

(4) In July 2000, Mr. Molina purchased 200,000 units (each comprised of one common share and one warrant to acquire one common share at $1.50 per share) at $1.50 per unit. This compensation resulted from the difference between the $1.50 purchase price and the $1.50 warrant exercise price and the fair market price of $2.75 of the common shares on the date of issuance of the units.

(5) From February through May, 1999, Mr. Molina exercised stock options for an aggregate of 800,000 shares at an exercise price of $.067 per share, resulting in compensation of $200,665.

(6) From May through December, 1998, Mr. Molina exercised stock options for an aggregate of 750,000 common shares at an exercise price of $.067 per share, resulting in compensation of $4,177.

(7) In July 2000, Mr. Drescher purchased 200,000 units (each comprised of one common share and one warrant to acquire one common share at $1.50 per share) at $1.50 per unit. This compensation resulted from the difference between the $1.50 purchase price and the $1.50 warrant exercise price and the fair market price of $2.75 of the common shares on the date of issuance of the units.

(8) From February through June 1999, Mr. Drescher exercised stock options for an aggregate of 1,000,000 common shares at an exercise price of $.067 per share, resulting in compensation of $147,800. In 1999, Mr. Drescher received interest totaling $12,965 on loans made to USA Video.

(9) In January 1998, Mr. Drescher exercised stock options for 500,000 common shares at an exercise price of $.067 per share, resulting in compensation of $10,050. In 1998, Mr. Drescher received interest totaling $24,379 on loans made to USA Video.

(10) In July 2000, Mr. Castagno purchased 50,000 units (each comprised of one common share and one warrant to acquire one common share at $1.50 per share) at $1.50 per unit. This compensation resulted from the difference between the $1.50 purchase price and the $1.50 warrant exercise price and the fair market price of $2.75 of the common shares on the date of issuance of the units.

(11) In July 1999, Mr. Castagno exercised stock options for 250,000 common shares at an exercise price of $.067 per share, resulting in compensation of $194,300.

     The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the year ended December 31, 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                       Potential Realizable Value at
                                                                                        Assumed Annual Rate of Stock
                                 Individual Grants                                   Price Appreciation for Option Term
------------------------------------------------------------------------------------ ----------------------------------
                       Number of     % of Total                Market
                       Securities   Options/SARs              Price on
                       Underlying    Granted to    Exercise    Date of
                     Options/ SARs  Employees in   Price        Grant    Expiration      0%          5%         10%
                        Granted    Fiscal Year(1)  ($/Share)  ($/Share)     Date        ($)         ($)         ($)
                     ------------- --------------- ---------- ---------- ----------- ----------- ----------- ----------
Molina, Edwin            -0-            -0-           -0-       -0-         -0-          -0-        -0-         -0-

Drescher, Anton        200,000         4.59%         $1.00     $ .83      12/12/02       -0-        -0-         -0-

Castagno, Anthony      300,000         25.23%        $5.00     $5.56       2/17/02      $168,000   $200,970   $236,280
                       100,000                       $2.00     $2.10       6/16/02       $10,000    $16,275    $23,100
                       700,000                       $1.00     $ .83      12/12/02       -0-         -0-        -0-
-------------------- ------------- --------------- ---------- ---------- ----------- ----------- ----------- ----------

(1)  A total of 4,360,000 stock options were granted to employees in 2000.

     The following table sets forth certain information concerning exercises of stock options by the Named Executive Officers during the year ended December 31, 2000 and stock options held at year end.


           Aggregated Option / SAR Exercises in Last Fiscal Year and
                           FY-End Option / SAR Values

                                                                 Number of Securities        Value of Unexercised
                                                                Underlying Unexercised           In-the-Money
                                                                    Options / SARs              Options / SARs
                                                                     at FY-End (#)              At FY-End ($)
                         Shares Acquired     Value Realized          Exercisable/                Exercisable/
Name                     on Exercise (#)           ($)               Unexercisable             Unexercisable(1)
----------------------- ------------------- ------------------ -------------------------- ---------------------------
Molina, Edwin                  -0-                -0-                  1,200,000/0                  N/A(2)/$0

Drescher, Anton                -0-                -0-                  1,200,000/0                  N/A(3)/$0

Castagno, Anthony              -0-                -0-                  1,100,000/0                  N/A(4)/$0
----------------------- ------------------- ------------------ -------------------------- ---------------------------

(1) On December 31, 2000, the average of the high and low bid prices of the common shares on the OTC BB was $.46 (the "December 31, 2000 OTC BB bid price").

(2) Mr. Molina's 1,200,000 options, with an exercise price of $1.00, were not in the money based on the December 31, 2000 OTC BB bid price.

(3) Mr. Drescher's 1,200,000 options, with an exercise price of $1.00, were not in the money based on the December 31, 2000 OTC BB bid price.

(4) Mr. Castagno's 1,100,000 options with an exercise prices of (300,000 @ $5.00, 100,000 @ $2.00 and 700,000 @ $1.00) were not in the money based on the December 31, 2000 OTC BB bid price.

Compensation of Directors

     Directors receive no compensation for their service as such.

Employment Contracts

     The Company does not have an employment contract with Mr. Molina or any other Named Executive Officer. The Company has no obligation to provide any compensation to Mr. Molina or any other Named Executive Officer in the event of his resignation, retirement or termination, or a change in control of the Company, or a change in any Named Executive Officers' responsibilities following a change in control.

     USA Video may in the future create retirement, pension, profit sharing, insurance and medical reimbursement plans covering its Executive Officers and Directors.

Compensation Committee Interlocks and Insider Participation

     The Company does not have a compensation committee. Decisions concerning the compensation of the Company's executive officers are made by the Board of Directors. All current members of the Board (Edwin Molina, Anton J. Drescher and Anthony J. Castagno) and one former director (Daniel Sciro) participated in the Board's deliberations concerning executive officer compensation during the fiscal year ended December 31, 2000.

Board of Directors Report on Executive Compensation

     The Board of Directors determines the compensation of the Company's executive officers.

BOARD OF DIRECTORS: Report on Executive Compensation

     The Company does not have a formal compensation committee. The Company intends to establish a compensation committee at such time as it is able to attract a sufficient number of outside directors to the Board. The Company is unable to state when it will be able to establish a formal compensation committee. Pending establishment of the committee, the entire Board of Directors will continue to be responsible for the Company's executive compensation policy. The three current members of the Board are the Company's senior executive officers.

Compensation Philosophy

     The Company must compete for, attract, develop, motivate and retain high quality executive management personnel. In order to do so, the Company offers a package including a competitive salary, benefits and, on a discretionary basis, additional compensation in the form of stock options.

Cash Compensation

     The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities and experience level of each executive, as well as the Company's overall salary structure and financial condition. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Salaries are reviewed annually by the Board.

Stock Options

     Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such contributions, give executives a long-term incentive to increase shareholder value, and align the interests of the Company's executive officers with those of its shareholders.

     The Board has made, and expects to continue to make, grants of stock options to executive officers. Recipients of option grants, and the size of the grants, are determined based on several factors, including the responsibilities of the individual officers, their past and anticipated contributions to the Company's success, the Company's overall performance, and prior option grants. All options granted to executive officers have an exercise price at least equal to the market price of the Company's common shares at the time of the grant. In 2000, the Company granted options to purchase 200,000 shares to Anton J. Drescher, and 1,100,000 shares to Anthony J. Castagno. These grants were made to generally equalize the stock option holdings of all three directors of the Company.

Compensation of the Chief Executive Officer

     In setting the compensation payable for 2000 to Edwin Molina, the Company's Chief Executive Officer, the Board generally considered the same factors described above. Additionally, the Board intends that Mr. Molina's compensation be competitive with compensation paid to chief executive officers of similar sized companies in the Company's industry and to reward Mr. Molina for directing the Company's efforts in initiating and expanding its streaming media business.

IRS Limits on Deductibility of Compensation

     The Company is subject to Section  162(m) of the  Internal  Revenue Code of
1986, as amended, which limits the deductibility of certain compensation payments to the Company's executive officers in excess of $1.0 million. The Board expects that cash compensation in 2001 paid to the Chief Executive Officer or any other executive officer to be well below $1.0 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is "performance-based" within the meaning of Section 162(m). Because the Company does not currently have a compensation committee comprised solely of outside directors, the Company currently cannot avail itself of the "performance-based" compensation exemption under Section 162(m).

     The Board of Directors:

     Edwin Molina
     Anton J. Drescher
     Anthony J. Castagno

Performance Graph

     The following graph compares USA Video's cumulative total shareholder returns with the cumulative total return for the last five years of (i) Russell 2500, and (ii) the Dow Jones - U.S. Technology, Software, Small Cap Index. The graph shows the value of $100 invested at the closing price on December 31, 1995, in USA Video common shares, the Dow Jones U.S. Technology, Software, Small Cap Index and the Russell 2500, and assumes that all dividends are reinvested.



                            Total Return Comparison


             [TABLE BELOW IS ALSO REPRESENTED BY A LINE GRAPH HERE]




                                       12/31/1995    12/31/1996    12/31/1997    12/31/1998    12/31/1999    12/31/2000
                                       ----------    ----------    ----------    ----------    ----------    ----------
USA Video                               $100.00        $66.40        $79.50        $41.61       $881.79       $436.97
                                       ----------    ----------    ----------    ----------    ----------    ----------
Russell 2500                            $100.00       $119.03       $148.03       $148.60       $184.47       $192.34
                                       ----------    ----------    ----------    ----------    ----------    ----------
Dow Jones US Technology,
  Software, Small Cap Index             $100.00       $152.47       $135.41       $146.71       $152.94       $370.95
                                       ----------    ----------    ----------    ----------    ----------    ----------

Certain Relationships and Related Transactions.

     In 2000, the Company paid consulting fees of $120,000 to Harbour Pacific Capital Corp., a company controlled by Anton J. Drescher, in consideration of Mr. Drescher's services as an executive officer of the Company.

     In April 2000, the Company issued 190,000 units, each consisting of one common share and one warrant to purchase a common share at $4.00 per share, for a purchase price of $4.00 per unit, to the following officers and directors of the Company: Edwin Molina (50,000 units); Anton J. Drescher (30,000 units); Daniel Sciro (a former officer and director) (60,000 units); and Ronald Patton (a former officer) (30,000 units).

     In July 2000, USA Video completed a private placement of 1,000,000 units (each unit consisting of one common share and one warrant to purchase an additional common share at $1.50 per share) for $1.50 per unit, of which 430,301 units were sold to outside investors and 569,699 units were sold to officers, directors, and employees of the Company and their affiliates. Because the rules of the Canadian Venture Exchange require that the offering price for privately placed securities of listed companies be set when the offering is first announced rather than upon closing, the sale price of the units and the exercise price of the warrants were below the market price of $2.75 of the common shares on the date of issuance. Units were sold to the following officers and directors of the Company, and their affiliates, in the amounts indicated: Edwin Molina (200,000 units); Anton J. Drescher (200,000 units); Anthony J. Castagno (50,000 units); Daniel Sciro (a former officer and director) (10,000 units); and Linda Drescher (the wife of Anton Drescher) (32,699 units).

     In March 2001, USA Video completed a private placement of 2,500,000 units (each unit consisting of one common share and one warrant to purchase an additional common share at $.66 per share) for $.54 per unit, of which 1,585,000 units were sold to outside investors and 915,000 units were sold to officers, directors, and employees of the Company. Because the rules of the Canadian Venture Exchange require that the offering price for privately placed securities of listed companies be set when the offering is first announced rather than upon closing, the sale price of the units and the exercise price of the warrants were below the market price of $.84 of the common shares on the date of issuance. Units were sold to the following officers and directors of the Company, in the amounts indicated: Edwin Molina (250,000 units); Anton J. Drescher (400,000 units); Anthony J. Castagno (50,000 units); and Robert Smith (40,000 units).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, and holders of more than 10% of the outstanding common shares. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2000.

     To the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Company's officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them except as follows:

(1) Mr. Molina failed to file a Form 4 with respect to: (i) his disposition of 15,000 common shares in eight transactions in May 2000; (ii) his disposition of 35,000 common shares in 11 transactions in June 2000; (iii) his acquisition from the Company of 200,000 common shares and of warrants to purchase 200,000 common shares in August 2000; (iv) his disposition of 10,000 common shares in two transactions, and his acquisition of 875,000 common shares upon the exercise of warrants, in September 2000; and (v) his acquisition of 650,000 common shares upon the exercise of warrants in October 2000. Mr. Molina failed to file a timely Form 5 with respect to the transactions described above. Mr. Molina filed a Form 5 in March 2001 with respect to such transactions.

(2) Mr. Smith failed to file a timely Form 3 with respect to his ownership of securities of the Company in August 2000, upon becoming an executive officer. Mr. Smith failed to file a timely Form 5 with respect to his acquisition in December 2000, of options to purchase 200,000 common shares at $1.00 per share. Mr. Smith filed a Form 3 and a Form 5 in March 2001, and an amended Form 5 in March 2001, with respect to his initial ownership and the acquisition transaction.

(3) Mr. Norton failed to file a timely Form 5 with respect to: (i) his acquisition in September 2000 of options to purchase 25,000 common shares at $3.35 per share; (ii) his acquisition in December 2000 of options to purchase 100,000 common shares at $1.00 per share; and (iii) the repricing, in December 2000 of options to purchase 100,000 common shares from $2.00 to $1.00 per share. In addition, Mr. Norton failed to file a Form 4 with respect to his acquisition in September 2000 of 25,000 common shares pursuant to the exercise of a previously granted stock option. Mr. Norton filed a Form 5 and an amended Form 5 in March 2001 with respect to these transactions.

(4) Mr. Kinnaman failed to file a Form 4 with respect to: (i) his acquisition by gift of 10,000 common shares in May 2000; (ii) his sale of 2,000 common shares in one transaction in June 2000; and (iii) his sales of 8,000 common shares in two transactions in September 2000, and a timely Form 5 with respect to the repricing in December 2000 of options to purchase 100,000 common shares from $2.00 to $1.00 per share. Mr. Kinnaman filed a Form 5 in March 2001 and an amended Form 5 in April 2001 with respect to these transactions.

                                     ITEM 2:
                       ADOPTION OF 2001 STOCK OPTION PLAN

Introduction

     At the Annual Meeting there will be presented to Shareholders a proposal to approve the adoption of the Company's 2001 Stock Option (the "2001 Plan"). The 2001 Plan was originally adopted by the Board of Directors on May 15, 2001. The 2001 Plan authorizes the issuance of up to 8,400,000 of the Company's common shares, subject to adjustment under certain circumstances, pursuant to exercise of options to be granted under the 2001 Plan. Because the Company's shares are listed on the Canadian Venture Exchange ("CDNX"), in no event, however, may the number of shares issuable under the 2001 Plan and any other stock option plan of the Company exceed, in the aggregate, 10% of the Company's issued and outstanding common shares. The stock subject to options under the 2001 Plan will be authorized but unissued common shares of the Company, including shares issuable under options that terminate without being exercised in whole or in part. The 2001 Plan provides for the issuance of both incentive stock options and non-qualified options as those terms are defined in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, for stock options to qualify as incentive stock options, the plan under which the options are issued must be approved by the shareholders of the Company within twelve months of the adoption of the 2001 Plan by the Board of Directors. If the 2001 Plan is not approved by the shareholders, the 2001 Plan will continue to be in effect; however, only non-qualified options may be issued under it.

     The Board reviewed the Company's current stock option plan, which was originally adopted in 1990 when the Company was a Canadian corporation and its employees located mostly in Canada. That plan does not provide for the granting of incentive stock options under the Code. As a result, employees who have received and exercised options granted under the current plan have generally realized taxable compensation upon exercise of their options. Because of this the Board has determined that the adoption of the 2001 Plan is necessary to accomplish the objectives of a stock option plan for employees of a U.S. corporation.

     The 2001 Plan is intended to promote the interests of the Company and its shareholders by providing incentives to employees, directors and consultants of the Company and its subsidiaries, on whose judgment, initiative, and efforts the successful conduct of the business of the Company depends. These persons are responsible for the management, growth, and protection of the Company's business, and the 2001 Plan provides these individuals with appropriate incentives and rewards to encourage them to maximize their performance and efforts for the Company.

     Adoption of the 2001 Plan is also subject to approval by the CDNX. The Company will be submitting the 2001 Plan to the CDNX and anticipates it will be approved. If the CDNX should require any amendment to the 2001 Plan, the Board of Directors will make such amendment without shareholder approval to the extent it may do so under the 2001 Plan. If shareholder approval is required for any such amendment, the Board of Directors will either submit the 2001 Plan, as amended, for a vote of the shareholders as soon as reasonably practicable, or will discontinue the 2001 Plan.

     On May 15, 2001, the closing bid price for the common shares on the NASD OTC Bulletin Board was $.57 per share.

     The full text of the 2001 Plan appears as Appendix I to this Proxy Statement. The principal features of the 2001 Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2001 Plan.

Administration

     The 2001 Plan will be administered by the Board of Directors. The Board of Directors may appoint a committee of the Board of Directors (the "Committee") comprised of two or more of directors, each of whom will be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "Outside Director" within the meaning of Section 162(m) of the Code, to administer the 2001 Plan. Subject to the terms of the 2001 Plan, the Board of Directors or the Committee may determine and designate those employees, directors and consultants of the Company and its subsidiaries to whom options should be granted and the nature and terms of the options to be granted.

Eligibility

     All employees of the Company (who totalled 28 in number as of May 15, 2001), including its executive officers and directors who are also employees, are eligible to participate in the 2001 Plan. Additionally, directors who are not employees, as well as consultants and advisers to the Company, are eligible to receive options under the 2001 Plan, except that such persons may only receive non-qualified options.

Exercise of Stock Options

     The exercise price per share for each option granted under the 2001 Plan shall be determined by the Board of Directors or the Committee. However, the exercise price per share of each incentive stock option granted under the 2001 Plan shall not be less than the fair market value of the common shares on the date of the grant for incentive stock options; and 110% of the fair market value of the common shares for each incentive stock option granted to an individual owning more than 10% of the total combined voting power of all classes of stock of the Company ("Ten Percent Shareholders"). In addition, because the Company's shares are traded on the Canadian Venture Exchange ("CDNX"), the exercise price of options granted under the 2001 Plan may not be less than the minimum price permitted under CDNX policies, which is generally the market price at the close of trading on the day immediately preceding the day the options are granted, subject to certain allowable discounts. The price is payable in cash.

     Subject to earlier termination upon termination of employment and the incentive stock option limitations as provided in the 2001 Plan, each option shall expire on the date specified by the Board of Directors or the Committee, which shall be no later than five years from the date of grant for grants to Ten Percent Shareholders and ten years for all other options. Because, however, the Company's shares are traded on the CDNX, no option may have a term greater than that permitted under CDNX rules, which is currently five years.

     The options will either be fully exercisable on the date of grant or shall be exercisable thereafter in such installments as the Board of Directors or Committee may specify. Upon termination of employment or other service of an option holder, an option may only be exercised for a period of three months or, in the case of termination due to disability or death, a period of 12 months.

Change in Control

     If the Company is to be consolidated with or acquired by another entity in a merger, or there is to be a sale of all or substantially all of the Company's assets or stock, the Board of Directors may either by agreement or by action taken before the triggering transaction (i) provide in any agreement with the surviving, new or acquiring company to grant options to the optionees to replace options granted under the 2001 Plan, (ii) make unvested options immediately exercisable, or (iii) take such other action as it determines may be reasonable under the circumstances in order to permit optionees to realize the value of the rights granted to them under the 2001 Plan.

Transferability

     Options granted under the 2001 Plan may not be transferred except by will or the laws of the descent and distribution and, during his or her lifetime, options may be exercised only by the optionee.

Certain Adjustments

     In the event of any change in the number or kind of outstanding common shares of the Company by reason of a stock dividend, stock split, recapitalization, combination, subdivision, rights issuance or other similar corporate change, the Board of the Committee shall make such adjustment in the number of common shares that may be issued under the 2001 Plan, and the number of common shares subject to, and the exercise price of, each then-outstanding option, as it, in its sole discretion, deems appropriate.

Amendment or Discontinuance

     The Board may amend or discontinue the 2001 Plan, provided that no amendment may, without an optionee's consent, materially and adversely effect any rights under any option previously granted to the optionee under the 2001 Plan. Additionally, the approval of the Company's shareholders is required for any amendment that would:

     o increase or decrease the number of common shares that may be issued under the 2001 Plan; or

     o materially modify the requirements as to eligibility for participation in the 2001 Plan.

Plan Benefits

     Future benefits under the 2001 Plan are not currently determinable. However current benefits granted to the Company's executive officers, and all other employees, would not have been increased if they had been made under the proposed 2001 Plan, except that the options granted would, in the case of U.S. optionees, have been intended to qualify for incentive stock option treatment under the Code.

     The table below shows the awards that would have been made in 2000 if the 2001 Plan had been in effect during that year, not including options for 600,000 shares granted during the year to former officers and employees that have subsequently been canceled. These are identical to the awards actually made to the Named Executive Officers, as described in the Option/SAR Grant table.

                                                         Stock Options
                                                      Granted At or Above
        Name and Principal Position                 Fair Market Value in 2000
        ---------------------------                 -------------------------
     Anton J. Drescher
     Chief Financial Officer and Director                         200,000

     Anthony J. Castagno
     Executive Vice President and Director                      1,100,000

     All Executive Officers as a Group                          1,950,000

     All Non-Executive Officer Employees                        1,810,000

Tax Treatment of Options

     Incentive stock options granted under the 2001 Plan are intended to be qualified incentive stock options under the provisions of Section 422 of the Code. All other options granted under the 2001 Plan are non-qualified options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an incentive stock option will not result in taxable income for income tax purposes to the optionee at the time of the grant, and the Company will not be entitled to an income tax deduction at such time. Generally, the grant of non-qualified options will not result in taxable income to the optionee at the time of the grant and the Company will not be entitled to an income tax deduction at such time.

     When incentive stock options granted under the 2001 Plan are exercised, the optionee will not be treated as receiving any taxable income, and the Company will not be entitled to an income tax deduction. However, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum tax of the optionee. Upon the exercise of a non-qualified option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of the Company's Common Stock at the time of exercise over the exercise price. Thus, the optionee will have to pay taxes at the time a non-qualified option is exercised even though the shares received upon exercise might not be sold until a later taxable year. For employees of the Company (including officers and directors who are considered employees for purposes of the withholding provisions of the Code), the income recognized on the exercise of a non-qualified option is subject to withholding of income tax under Section 3402(a) of the Code.

     The Company will receive an income tax deduction for the amount of ordinary income recognized by the optionee at the time and in the amount that the optionee recognizes such income to the extent permitted by Section 162(m) of the Code and provided that (i) such income constitutes reasonable compensation and is otherwise deductible under the Code and (ii) the Company's U.S. federal income tax withholding obligations with respect to such income are satisfied.

     An optionee's tax basis in the shares received upon exercise of an incentive stock option will be equal to the exercise price paid by the optionee for such shares. An optionee's tax basis in the shares received upon the exercise of a non-qualified option will be equal to the sum of (i) the exercise price paid by the optionee for such shares and (ii) the amount that the optionee is required to include in gross income upon exercising the non-qualified option. Upon the later disposition of the shares received upon exercise of an option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gain or loss, depending on the holding period of the common shares. Nevertheless, if the shares subject to an incentive stock option are disposed of before the expiration of two years from the date of grant and one year from the date of exercise, the optionee will realize ordinary income on an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price) and the Company will receive a corresponding income tax deduction.

     In order for an optionee to receive the favorable tax treatment for incentive stock options, certain requirements set forth in Section 422 of the Code must be met. For example, the optionee must be an officer or employee of the Company at all times within the period beginning on the date of grant of the option and ending on a date within three months before the date of exercise. In addition, the aggregate fair market value (determined at the time of grant) of the shares for which incentive stock options are exercisable for the first time by the optionee in any calendar year under all relevant plans of the Company (and certain affiliates) cannot exceed $100,000.

     The description above is intended to summarize the general principles of current federal income tax law applicable to options that may be granted under the 2001 Plan. The tax consequences of awards made under the 2001 Plan are complex, subject to change, and may vary depending on the taxpayer's particular circumstances. Additionally, the grant and exercise of options under the 2001 Plan to persons outside the United States may be taxed on a different basis.

Required Vote

     The affirmative vote of a majority of the votes cast on this Item at the Annual Meeting is required for the adoption of the 2001 Plan.

     The Board of Directors unanimously recommends a vote FOR the adoption of the 2001 Stock Option Plan.

                                     ITEM 3:
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The firm of Goldstein Golub Kessler LLP has been appointed by the Board of Directors to serve as the Company's independent auditors for the 2001 fiscal year. A representative of Goldstein Golub Kessler LLP is expected to be at the Annual Meeting and will be permitted to make a statement to the shareholders if he or she desires and to respond to any appropriate questions addressed by shareholders to the auditors.

     On February 2, 2001, the Audit Committee of the Board of Directors approved the engagement of Goldstein Golub Kessler LLP as the Company's independent auditors for the year ended December 31, 2000, to replace Amisano Hanson Chartered Accountants. Amisano Hanson resigned as auditors of the Company effective February 2, 2001.

     The reports of Amisano Hanson on the Company's consolidated financial statements as of and for the years ended December 31, 1998 and 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports were modified to include a paragraph regarding the Company's ability to continue as a going concern. In connection with the audits of the Company's consolidated financial statements for each of the years ended December 31, 1998 and 1999, and in the subsequent period through February 2, 2001, there were no disagreements with Amisano Hanson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Amisano Hanson would have caused Amisano Hanson to make reference to the matter in their report. During the years ended December 31, 1998 and 1999, and in the subsequent period through February 2, 2001, there were no reportable events as defined in paragraphs (A) through
(D) of Regulation S-K Item 304(a)(1)(v). The Company received, and has filed with the Securities and Exchange Commission, a letter from Amisano Hanson addressed to the Securities and Exchange Commission stating that it agreed with the statements in this paragraph and in the last sentence of the immediately preceding paragraph.

     During the Company's two fiscal years ended December 31, 2000, and the period subsequent to such date and prior to engaging Goldstein Golub Kessler LLP, the Company has not consulted Goldstein Golub Kessler LLP with respect to the application of accounting principles to a specific transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements; or any disagreements with Amisano Hanson, or reportable events, as defined or described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

     The aggregate fees billed to the Company for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $63,673, of which $50,000 was paid to Goldstein Golub Kessler LLP and $13,673 was paid to Amisano Hanson.

Financial Information Systems Design and Implementation Fees

     Neither Goldstein Golub Kessler LLP nor Amisano Hanson provided any professional services to the Company with respect to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

     Neither  Goldstein Golub Kessler LLP nor Amisano Hanson were paid any other
fees  for   services   rendered   to  the   Company   during   the  year   ended
December 31, 2000.

     Goldstein Golub Kessler LLP has advised the Company as follows: Goldstein Golub Kessler LLP has a continuing relationship with American Express Tax and Business Services, Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Required Vote

     The affirmative vote of a majority of the votes cast on this Item at the Annual Meeting is required for the ratification of the appointment of Goldstein Golub & Kessler LLP as the Company's auditors for the fiscal year ending December 31, 2001.

     The Board of Directors unanimously recommends a vote FOR the ratification of Goldstein Golub Kessler LLP as the Company's independent auditors for the current fiscal year.

                     REQUIREMENTS, INCLUDING DEADLINES, FOR
              SUBMISSION OF PROXY PROPOSAL, NOMINATION OF DIRECTORS
                       AND OTHER BUSINESS OF SHAREHOLDERS

     Under the rules of the SEC, if a shareholder wants the Company to include a proposal in its Proxy Statement and form of proxy for presentation at the Company's 2002 Annual Meeting of Shareholders, the proposal must be received by the Company, Attention: Mr. Anton J. Drescher, Secretary, at the Company's principal executive offices no later than January 23, 2002.

     In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than April 8, 2002.

     The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

     The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                    FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and a list of exhibits, is enclosed with this Proxy Statement. The Company will mail to any shareholder, without charge and upon written request, a copy of any exhibit to the Annual Report. Requests should be sent to USA Video Interactive Corp., 70 Essex Street, Mystic, Connecticut 06355, Attn: Investor Relations.

                                           By Order of the Board of Directors


                                           Anton J. Drescher
                                           Secretary

May 23, 2001

                                                                      Appendix I

                           USA VIDEO INTERACTIVE CORP.

                             2001 STOCK OPTION PLAN

1.   PURPOSE OF PLAN

     The purpose of this 2001 Stock Option Plan (the "Plan") is to assist USA Video Interactive Corp. (the "Company") and any parent or subsidiary (together with the Company, the "Companies") in the continued employment or service of officers, employees, consultants and directors by offering them a greater stake in the Companies' success and a closer identity with the Companies, and to aid in attracting individuals whose employment or services would be helpful to the Companies and would contribute to their success.

2.   DEFINITIONS

     (a)  "Board" means the board of directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c)  "Committee" means the committee described in Paragraph 5.

     (d) "Companies" means the Company and any parent or subsidiary, as defined in Sections 424(e) and 424(f) of the Code.

     (e) "Date of Grant" means the date on which an Option is granted, or on which the exercise price of an outstanding Option is modified.

     (f) "Exercise Price" means the price per Share that an Optionee must pay in order to exercise an Option.

     (g) "Incentive Stock Option" shall mean an Option granted under the Plan, designated at the time of such grant as an incentive stock option (and qualifying as such under Section 422 of the Code) and containing the terms specified herein for incentive stock options.

     (h) "Non-Qualified Option" shall mean an Option granted under the Plan, which is designated at the time of such grant as a non-qualified option, which contains the terms specified herein for non-qualified options, and which fails to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (i) "Option" means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).

     (j)  "Option Agreement" shall have the meaning set forth in Paragraph 7.

     (k) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

     (l)  "Shares" means common shares, no par value, of the Company.

     (m) "Ten Percent Shareholder" means a person who on the Date of the Grant owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code.

     (n) "Value" means on any given date, the fair market value of the Shares as determined by the Board or the Committee, taking into account all information that the Board or the Committee considers relevant, including applicable provisions of the Code and rulings and regulations thereunder.

3.   RIGHTS TO BE GRANTED

     Rights that may be granted under the Plan are:

     (a) Incentive Stock Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares at an Exercise Price not less than that specified in Paragraph 7(a).

     (b) Non-Qualified Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares at an Exercise Price not less than that specified in Paragraph 7(a).

4.   STOCK SUBJECT TO PLAN

     The maximum number of Shares that may be issued under the Plan is 8,400,000 Shares, subject to adjustment pursuant to the provisions of Paragraph 10. If an Option terminates without having been exercised in whole or part, other Options may be granted covering the Shares as to which the Option was not exercised. Notwithstanding anything to the contrary contained in the Plan, the aggregate number of Shares issued to an Optionee on the exercise of Options granted under the Plan, or reserved for issuance to an Optionee on the exercise of Options granted under the Plan, may not exceed ten percent (10%) of the maximum number of Shares authorized to be issued on the exercise of Options under the Plan.

5.   ADMINISTRATION OF PLAN

     (a) The Plan shall be administered, and the grant of Options under this Plan shall be approved in advance, by the Board, or if the Board by resolution so decides, by a stock option committee (the "Committee") designated by the Board, the members of which shall be appointed by and serve on such Committee at the pleasure of the Board.

     (b) To the extent required for transactions under the Plan to qualify for exemptions available under Rule 16b-3 promulgated under the U.S.
          Securities Act ("Rule 16b-3"), if the Board shall delegate its authority to the Committee then each member of the Committee will be a "Non-Employee Director" within the meaning of Rule 16b-3. To the extent required for compensation realized from the exercise of options issued under the Plan to be deductible by the Company or any of the Companies pursuant to Section 162(m) of the Code, the members of said Committee will be "outside directors" within the meaning of Section 162(m) of the Code.

6.   GRANTING OF OPTIONS

     (a) Subject to Paragraph 7 hereof, the Company may, from time to time, designate: the officers, employees, consultants and/or directors of any of the Companies to whom Options may be granted; the number of Shares covered by an Option; the relevant Exercise Price of an Option; the vesting provisions of an Option; and the term of an Option.

     (b) An Incentive Stock Option shall not be granted to a director or consultant of any of the Companies unless, as of the Date of Grant, such director or consultant is also an officer or key employee of any of the Companies.

     (c) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the Exercise Price and period of exercise as are provided in Paragraph 7 with respect to such a person.

     (d) Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or other self-regulatory entity or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or other self-regulatory entity or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Shares hereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

     (e) So long as the Shares are traded on the Canadian Venture Exchange ("CDNX"), all options granted under the Plan shall comply with the policies of the CDNX, including, but not limited to, the maximum number of Shares issuable under

          Options that may be granted to any one person and any restrictions from trading Shares issued upon exercise of Options.

     (f) The exercise price of any Option will not be reduced without CDNX approval and, in addition, if the Optionee is an insider of the Company, disinterested shareholder approval will be required for any such reduction in the exercise price. "Disinterested shareholder approval" means approval by a majority of the shareholders who vote on the resolution, provided that the insiders of the Company who are Optionees under the Plan and their associates may not vote on that resolution. An "insider" is any executive officer, director or Ten Percent Shareholder of the Company. An "associate" of any person is: a partner of that person; a trust or estate in which that person has a substantial beneficial interest or in which that person serves as a trustee or executor; a company of which that person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights; the spouse (including a "common law" spouse) or child of that person if that person is an individual; and a relative of that person or that person's spouse if that relative resides in the same home as that person. Holders of non-voting securities, if any, of the Company shall have full voting rights on a resolution requiring disinterested shareholder approval under this subsection.

     (g) For Options granted to employees, consultants or management company employees, the Company hereby represents to the CDNX that such Optionee is a bona fide employee, consultant or management company employee, as the case may be, of at least one of the Companies. The terms "employee," "consultant" and "management company employee" shall have the meanings set out in CDNX Policy 4.4.

7.   OPTION AGREEMENTS AND TERMS

     Each Option shall be granted within ten (10) years of the date on which the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier. Each Option shall be evidenced by an option agreement that shall be executed on behalf of the Company and by the respective Optionee ("Option Agreement"), in such form not inconsistent with the Plan as the Board or the Committee may from time to time determine, provided that the substance of this Paragraph 7 be included therein. The terms of each Option Agreement shall be consistent with the following:

     (a) Exercise Price. In the case of a Non-Qualified Option, the Exercise Price per Share shall not be less than eighty-five percent (85%) of the Value of such Share on the Date of Grant. In the case of an Incentive Stock Option, the Exercise Price per share shall not be less than one hundred percent (100%) of the Value of such Share on the Date of Grant; provided that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the Exercise Price per Share shall not be less than one hundred ten percent (110%) of the Value of such Share on the Date of Grant; provided, that for so long as the Shares are traded on the Canadian Venture

          Exchange, no Option shall be granted having an exercise price that is less than the minimum exercise price permitted under the rules of such exchange at the time of grant.

     (b) Restriction on Transferability. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Optionee, whether voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and any attempt to do so will cause such Option to be null and void. During the lifetime of the Optionee, an Option shall be exercisable only by him. Upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Option in accordance with the provisions of Paragraph 7(e).

     (c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or by wire transfer (at the option of the Optionee), certified check, cashier's check, personal check or "cashless exercise" (i.e., the Company's retention of that number of Shares acquired by the Optionee on exercise, which, at the time of exercise, has an aggregate fair market value equal to the payment owed by the Optionee to the Company under this Paragraph 7(c)). Upon the exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, in cash or by wire transfer, certified check, cashier's check or personal check, an amount sufficient to satisfy all U.S. federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for Shares.

     (d) Issuance of Certificates. Upon payment of the Exercise Price, a certificate for the number of Shares shall be delivered to such Optionee by the Company. If listed on a national securities exchange or the Canadian Venture Exchange, or quoted on the Nasdaq Stock Market, the Company shall not be obligated to deliver any certificates for Shares until (A)(i) such Shares have been listed (or authorized for listing upon official notice of issuance) on each securities exchange upon which the outstanding Shares at the time are listed or
          (ii) if the outstanding Shares are quoted on the Nasdaq Stock Market, such Shares have been approved for quotation thereon and (B) there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use commercially reasonable efforts to effect such listing or reporting and compliance as promptly as practical.

     (e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part for such time as may be stated in the Option Agreement, provided that:

          (i) an Incentive Stock Option granted to a Ten Percent Shareholder shall in no event be exercisable after five (5) years from the Date of Grant, and all other Options shall in no event be exercisable after ten (10) years from the Date of Grant;
               provided, that for so long as the Shares are traded on the Canadian Venture Exchange, no Option shall be granted having a term in excess of five years or such other period as provided under the rules of such exchange at the time of grant.

          (ii) Incentive Stock Options shall be subject to the limitation set forth in Paragraph 8;

         (iii) if an Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies for any reason other than death, disability or termination for cause, any Option or unexercised portion thereof shall not be exercisable by such Optionee after three months from the date the Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies;

          (iv) if an Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies, and such employment or service was terminated for cause, any Option or unexercised portion thereof shall terminate forthwith;

          (v) if an Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies due to disability, any Option or unexercised portion thereof shall not be exercisable by such Optionee after one year from the date the Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies; and

          (vi) if an Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, one or more of the Companies due to death, any Option or unexercised portion thereof shall not be exercisable after one year from the date of death; provided that in such event, the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution may exercise any of the decedent's Options to the extent determined by the Company in its discretion, even if the date of exercise is within any time period before or after which such Option would not be exercisable under the Plan.

         (vii) Notwithstanding anything to the contrary in this Section 7, for so long as the Shares are traded on the CDNX, any Option granted to an Optionee engaged in providing investor relations services, as defined in CDNX Policy 1.1, to one or more of the Companies shall not be exercisable after (a) 90 days from the date the Optionee ceases to be employed by at least one of the Companies by reason of disability, (b) one year from the date the Optionee ceases to be employed by at least one of the Companies by reason of death, and (c) 30 days from the date the Optionee ceases to be employed by, or to provide investor relations services to, at least one of the Companies for any reason other than disability or death.

     (f) Date of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise is hand delivered or telecopied to the Company, attention: Secretary; provided that the Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made full payment for such Shares in accordance with Paragraph 7(c). Each such exercise shall be irrevocable when given. Each notice of exercise must state whether the Optionee is exercising an Incentive Stock Option or a Non-Qualified Option and must include a statement of preference as to the manner in which payment to the Company shall be made (cash, wire transfer, certified check, cashier's check or personal check). Moreover, if required by the Board or Committee by notification to the Optionee at the time of granting of the option, it shall be a condition of such exercise that the Optionee represent that he is purchasing the Shares in respect of which the Option is being exercised for investment only and not with a view to resale or distribution.

     (g) Termination of Status. For the purposes of the Plan, a transfer of an employee, officer, consultant or director between two companies, each of which is a company considered to be either a parent of the Company within the meaning of Section 424(e) of the Code or a subsidiary of the Company within the meaning of Section 424(f) of the Code, shall not be deemed a termination of employment or of service as an employee, officer, consultant or director.

     (h) No Relation between Incentive Stock Options and Non-Qualified Options. The grant, exercise, termination or expiration of any Incentive Stock Option granted to an Optionee shall have no effect upon any Non-Qualified Option held by such Optionee, nor shall the grant, exercise, termination or expiration of any Non-Qualified Option granted to an Optionee have any effect upon any Incentive Stock Option held by such Optionee.

8.   LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS

     The aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan (and any other plan of his employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code), shall not exceed One Hundred Thousand Dollars in U.S. funds (US $100,000). Accordingly, to the extent that the aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options (determined without reference to this Paragraph 8) are exercisable for the first time by an Optionee during any calendar year under this Plan (and any other plan of his employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code) exceeds One Hundred Thousand Dollars in U.S. funds (US $100,000), such Options will be treated as Nonqualified Options (i.e., options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code.

9.   RIGHTS AS A SHAREHOLDER

     The Optionee (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any Shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.  CHANGES IN CAPITALIZATION

     In  the  event  of  a  stock  dividend,   stock  split,   recapitalization,
combination, subdivision, issuance of rights to all stockholders, or other similar corporate change, the Company shall make such adjustment in the aggregate number of Shares that may be issued under the Plan, and the number of Shares subject to, and the Exercise Price of, each then-outstanding Option, as it, in its sole and absolute discretion, deems appropriate.

11.  MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

     If during the term of any Option, the Company shall be merged into or consolidated with or otherwise combined with another person or entity, or substantially all of the property or stock of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company ("Reorganization"), the Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

     (a) The Company may provide in any agreement with respect to any such Reorganization that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation subject to such options immediately after the consummation of such Reorganization over the aggregate exercise price of such options shall not be greater than the excess of the aggregate value of the Shares over the aggregate Exercise Price of the Options immediately prior to the consummation of such Reorganization; and that the grant of such options after the consummation of such Reorganization would not give the Optionees any additional benefits that the Optionees did not have before the consummation of such Reorganization; or

     (b) If the Board shall determine that such action is reasonable under the circumstances, it may give each Optionee the right, immediately prior to the consummation of such Reorganization, to exercise his Options in whole or in part, without regard to any restrictions on the time of exercise otherwise imposed pursuant to Paragraph 7(e) of the Plan, or the Board may take such other action as it shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

12.  PLAN NOT TO AFFECT EMPLOYMENT

     Neither the Plan nor any Option granted thereunder shall confer upon any employee, officer, consultant or director of any of the Companies any right to continue in the employment or service of any of the Companies.

13.  INTERPRETATION

     The Board or the Committee shall have the power to interpret the Plan and to adopt, amend and rescind rules for putting the Plan into effect and administering it. The administration, interpretation, construction and application of the Plan and any provisions thereof made by the Board or the Committee shall be final and binding on all Optionees and on any other persons eligible under the provisions of the Plan to participate therein. No member of the Board or Committee shall be liable for any action taken or for any determination made in good faith in connection with the administration, interpretation, construction or application of the Plan. It is intended that the Incentive Stock Options shall constitute incentive stock options within the meaning of Section 422 of the Code, that the Non-Qualified Options shall constitute property subject to U.S. Federal income tax at exercise pursuant to the provisions of Section 83 of the Code, and that the Plan shall qualify for the exemption available under Rule 16b-3. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

14.  AMENDMENT OR DISCONTINUANCE OF THE PLAN

     The Board may, subject to regulatory approval, amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any option rights previously granted to an Optionee under the Plan without the written consent of the Optionee or other person then entitled to exercise such Option, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange. However, any amendment of this Plan that would (a) increase or decrease the number of Shares that may be issued pursuant to Options granted under this Plan or (b) modify the requirements as to eligibility for participation in this Plan, shall be effective only if such amendment is approved by the shareholders of the Company within twelve months before or after the date on which such amendment is adopted by the Board and, if required, is also approved by any securities and stock exchange regulatory authorities having jurisdiction over the Shares.

15.  SECURITIES LAWS

     The Company shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing rules and regulations of the Securities and Exchange Commission and the applicable laws and regulations of any other jurisdiction.

16.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date the Plan is adopted by the Board, and, unless sooner terminated by the Board, shall expire on the date that is ten years after the date on which the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders, whichever is earlier ("Expiration Date"). No Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders within twelve months before or after the date the Plan is adopted by the Board, and no Option may be granted under the Plan following the Expiration Date.

17.  GOVERNING LAW

     The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of Wyoming, provided that, notwithstanding such choice of law, the federal laws of the United States shall be applicable herein to the extent specified or to the extent compliance with such laws is mandatory.


       By order of the Board of Directors of USA Video Interactive Corp.

                           USA VIDEO INTERACTIVE CORP.

                                      PROXY

                       2001 Annual Meeting of Shareholders


                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of USA Video Interactive Corp., hereby constitutes and appoints Edwin Molina, Anton J. Drescher and Anthony J. Castagno, and each and any of them, or instead of any or all of the foregoing, ___________ the attorneys and proxies of the undersigned with full power of substitution to act and vote for an in the name, place and stead of the undersigned, at the 2001 Annual Meeting of the Shareholders of the Company, to be held at 11:00 a.m. on June 28, 2001, and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present upon all matters referred to below and described in the Proxy Statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting:

(1)  ELECTION OF DIRECTORS:

     FOR ALL NOMINEES | |     WITHHOLD FOR ALL | |     EXCEPTIONS | |
     LISTED BELOW             NOMINEES LISTED
                              BELOW

     Edwin Molina             Anton J. Drescher        Anthony J. Castagno

     INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the exceptions box and write the name (s) of the nominee(s) in the space provided below.

     Exceptions
               -----------------------------------

(2)  APPROVAL OF THE 2001 STOCK OPTION PLAN:
     FOR | |                    AGAINST | |                         ABSTAIN | |

(3)  RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS INDEPENDENT AUDITORS:
     FOR | |                    AGAINST | |                         ABSTAIN | |

(4) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

     Unless you specify otherwise, this Proxy will be voted "FOR" the election of all of the nominees as directors and "FOR" Items 2 and 3.

     A majority of the proxies, or their substitutes at the meeting, or any adjournments thereof may exercise all of the powers given by this Proxy. Any Proxy to vote any of the shares for which the undersigned is or would be entitled to vote previously given to any person or persons other than the persons named above is hereby revoked.

     IN WITNESS WHEREOF, the undersigned has signed and sealed this Proxy and acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated May 23, 2001.

                                      Dated:  __________________, 2001

                                      Shareholder(s) Signature:


                                      ____________________________________(L.S.)



                                      ____________________________________(L.S.)


NOTE: This proxy, properly completed, dated and signed, should be returned immediately in the enclosed, postage-paid envelope to CIBC Mellon Trust Company, Suite 600, 333 7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z3.